Exhibit 1.1

Execution Version

ICON Investments Six Designated Activity Company

$ 750,000,000 5.809% Senior Secured Notes due 2027

$ 750,000,000 5.849% Senior Secured Notes due 2029

$ 500,000,000 6.000% Senior Secured Notes due 2034

Underwriting Agreement

April 30, 2024

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Santander US Capital Markets LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o HSBC Securities (USA) Inc.

66 Hudson Boulevard

New York, New York 10001

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Santander US Capital Markets LLC

437 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

ICON Investments Six Designated Activity Company (“Company”), a designated activity company limited by shares in Ireland with company registration number 761517 and wholly-owned subsidiary of ICON plc, a public limited company in Ireland with company registration number 145835 (“ICON” or “Parent”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $750,000,000 principal amount of its 5.809% Senior Secured Notes due 2027 (the “2027 Notes”), $750,000,000 principal amount of its 5.849% Senior Secured Notes due 2029 (the “2029 Notes”), $500,000,000 principal amount of its 6.000% Senior Secured Notes due 2034 (the “2034 Notes” and, together with the 2027 Notes and the 2029 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture, to be dated as of May 8, 2024 (the “Base Indenture”), among the Company, the Parent, and Citibank, N.A., London Branch, as trustee (the “Trustee”), as supplemented by one or more Supplemental Indentures, to be dated as of May 8, 2024 (the “Supplemental Indentures” and, together with the Base Indenture, the “Indenture”), each by and among the Company, the Parent, the subsidiary guarantors listed in Schedule 2 hereto (together with the Parent, the “Guarantors”), and the Trustee, as trustee and collateral agent (the “Notes Collateral Agent”), and will be guaranteed on a senior secured basis by each of the Guarantors (the “Guarantees”).

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Parent on behalf of the Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-3 (File No. 333-278943), including a base prospectus (“Base Prospectus”), relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act, the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to April 30, 2024, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated April 30, 2024, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

The Securities will be secured by a perfected first-priority security interest in certain assets of the Company and the Guarantors, as described in the Time of Sale Information and the Prospectus (the “Collateral”) in each case subject to the Agreed Security Principles (as set out in an annex to the Indenture) and certain exceptions and permitted liens (the “Permitted Liens”). The liens and security interests in favor of the Notes Collateral Agent will be granted pursuant to (i) one or more pledge agreements and security agreements, each to be dated as of the Closing Date (as defined below) (or, as contemplated by the Indenture or the Collateral Documents, after the Closing Date) (collectively, the “Security Agreements”), to be entered into among the Parent, the Company and/or the Guarantors, as applicable, and the Notes Collateral Agent and (ii) all other instruments, agreements or other documents executed and delivered by the Parent, the Company or any other Guarantor granting (or purporting to grant) to the Notes Collateral Agent, a lien on or security interest in the Collateral (together with the Security Agreements, the “Collateral Documents”). On the Closing Date, the Notes Collateral Agent will enter into a joinder (the “Joinder”) to the Intercreditor Agreement, dated as of July 1, 2021, by and among CITIBANK, N.A., as administrative agent under the Credit Agreement (as defined below), CITIBANK, N.A., London Branch, as collateral agent under the Credit Agreement, and Citibank, N.A., London Branch, as collateral agent under the indenture governing the Company’s existing notes, and acknowledged by the Parent and the other grantors party thereto.

The Company intends to use the proceeds of the offering of the Securities to prepay a portion of the term loans under its Credit Agreement, dated as of July 1, 2021 (together with all exhibits and schedules attached thereto, and as amended by that certain First Amendment to Credit Agreement, dated as of November 29, 2022, that certain Second Amendment to Credit Agreement, dated as of May 2, 2023, and that certain Third Amendment, dated as of March 14, 2024, the “Credit Agreement”), by and among the Borrowers (as defined therein), the guarantors party thereto, Citibank, N.A., as administrative agent and the lenders from time to time party thereto.

As used herein, the “Transaction Documents” shall collectively mean this Agreement, the Securities, the Guarantees, the Indenture (including each Guarantee set forth therein) and the Collateral Documents.

2. Purchase and Sale of the Securities.

(a)  The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (i) in the case of the 2027 Notes, 99.750% of the principal amount thereof plus accrued interest, if any, from May 8, 2024 to the Closing Date, (ii) in the case of the 2029 Notes, 99.650% of the principal amount thereof plus accrued interest, if any, from May 8, 2024 to the Closing Date, and (iii) in the case of the 2034 Notes, 99.446% of the principal amount thereof plus accrued interest, if any, from May 8, 2024 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)  The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)  Payment for and delivery of the Securities will be made at the offices of Latham & Watkins LLP at 10:00 A.M., New York City time, on May 8, 2024, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)  Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer or similar taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)  The Company and the Guarantors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, none of the Representatives or any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representatives or any Underwriter of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company or the Guarantors, as the case may be, or any other person.

3. Representations and Warranties of the Company and the Guarantors. Each of the Company, the Parent and the other Guarantors, jointly and severally, represents and warrants to each of the Underwriters, as follows:

(a)  Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b)  Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)  Issuer Free Writing Prospectus. The Company and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)  Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)  Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)  Financial Statements. The financial statements of the Parent and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Information and the Prospectus present fairly the financial condition, results of operations and cash flows of the Parent as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X (as defined below) and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(g)  No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company, the Parent or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company, the Parent on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position or results of operations of the Company, the Parent and their respective subsidiaries taken as a whole; and (ii) neither the Company, the Parent nor any of their respective subsidiaries has entered into any transaction or agreement that is material to the Company, the Parent and their respective subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, the Parent and their respective subsidiaries taken as a whole, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h)  Organization and Good Standing. Each of the Company, the Parent and its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act (“Regulation S-X”)) has been duly organized or incorporated, as the case may be, and is validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Information and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (to the extent the concept is applicable in such jurisdiction) under the laws of each jurisdiction that requires such qualification except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (as defined below).

(i)  Capitalization. All the outstanding shares of capital stock or other equity interests of the Parent and each subsidiary of the Parent have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Time of Sale Information and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Parent either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance (other than Permitted Liens).

(j)  Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Guarantees, the Indenture (including each Guarantee set forth therein) and the Collateral Documents (collectively, the “Transaction Documents”), including granting the Liens and security interests to be granted by it pursuant to the Indenture and the Collateral Documents and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k)  Indenture. The Base Indenture has been duly authorized by the Company and the Parent and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and the Parent, will, subject to the Legal Reservations (as defined below), constitute a legal, valid, binding instrument enforceable against the Company and the Parent in accordance with its terms, except that the enforcement thereof may be subject as to the enforcement of remedies, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) the effect of foreign laws, rules and regulations as they relate to pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries (other than with respect to those pledges and security interests made under the laws of the jurisdiction of formation of the applicable Foreign Subsidiary) (the “Enforceability Exceptions”). Each Supplemental Indenture has been duly authorized by the Company and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and the Guarantors, will, subject to the Legal Reservations, constitute a legal, valid, binding instrument enforceable against the Company and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions. “Legal Reservations” means (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, court protection, liquidation, reorganization, court schemes, moratoria, examinership, rescue process, administration and other laws generally affecting the rights of creditors, the time barring of claims, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, defenses of set-off or counterclaim, (b) any payment made in compensation for a breach of the Transaction Documents may be a penalty and may not be enforceable in whole or in part and (c) similar principles, rights and defenses under the laws of any relevant jurisdiction.

(l)  The Securities and the Guarantees. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Securities. The Securities, when issued, will be in the form contemplated by the Indenture. The Securities have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Securities, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, and enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.

(m)  Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(n)  Collateral Documents. On the Closing Date, each of the Company, the Parent and the other Guarantors will have all requisite power and authority to execute, deliver and perform its obligations under the Collateral Documents to which it is a party. On the Closing Date (or, as contemplated by the Indenture or the Collateral Documents, after the Closing Date), each Collateral Document will have been duly and validly authorized by the Company, the Parent and each Guarantor party thereto and, when executed and delivered by the Company, the Parent and the other Guarantors party thereto (assuming the due authorization, execution and delivery by the Notes Collateral Agent), will, subject to the Legal Reservations, constitute a legal and binding agreement of the Company, the Parent and each other Guarantor party thereto in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions. Upon the execution and delivery of the Collateral Documents by the Company, the Parent or the applicable other Guarantor and each other party thereto, each Collateral Document, will (subject to notification or similar requirements that will, as contemplated in the relevant Collateral Document, be fulfilled after the Closing Date) create in favor of the Notes Collateral Agent for the benefit of itself, the Trustee and the holders of the Securities, valid and enforceable security interests in and liens on the Collateral and, subject to limitations under the Agreed Guarantee and Security Principles (as defined in the Indenture) and to the extent set forth in the Indenture and the Collateral Documents, upon (i) the Underwriters’ payment for the Securities in accordance with the terms hereof and (ii) the filing of appropriate Uniform Commercial Code financing statements or such similar statements in the jurisdiction of the applicable Guarantor and the taking of the other actions, in each case as further described herein, in the Collateral Documents and in the Indenture, the security interests in and liens on the rights of the Company, the Parent or the applicable other Guarantor in such Collateral will be perfected security interests and the liens will have the priority described in the Time of Sale Information and Prospectus (subject to liens permitted under the Indenture or the Collateral Documents), in each case subject to the Enforceability Exceptions.

(o)  No Violation or Default. None of the Company, the Parent or the other Guarantors is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which it is a party or bound or to which its property is subject; or (iii) any law or regulation applicable to the Parent or any of its Significant Subsidiaries, except, in the case of clauses (ii) and (iii), where such violation or default would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(p)  No Conflicts. None of the execution and delivery of this Agreement, the Supplemental Indentures, the Base Indenture or any of the Collateral Documents, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a material breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Parent, the other Guarantors or any of their respective subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company, the Parent, or the other Guarantors; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or material instrument (except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) to which the Company, the Parent or the other Guarantors is a party or bound or to which its or their property is subject; or (iii) any, law or regulation applicable to the Company, the Parent or the other Guarantors or any of its or their properties (except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect).

(q)  No Consents Required. No consent, approval, authorization, filing with or order of any governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as (x) have been obtained or made and are in full force and effect, (y) for filings, notifications or registrations necessary to perfect Liens created pursuant to the Security Documents, and (z) may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(r)  Legal Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Parent, the other Guarantors or any of their respective subsidiaries or its or their property is pending or, to the knowledge of the Company or the Parent, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the assets, property or financial condition of the Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except, in each case, as set forth in or contemplated in the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(s)  Independent Accountants. KPMG (“KPMG”), who have certified certain financial statements of the Parent and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus, are independent registered public accounting firm with respect to the Parent in accordance with local accounting rules and within the meaning of the Securities Act.

(t)  Title to Real and Personal Property. The Company, the Parent and the other Guarantors and each of their respective Significant Subsidiaries has good and marketable title in fee simple to all real property and good title to all personal property (other than intellectual property, which is considered in clause (u)) owned by them, in each case free and clear of all liens, encumbrances and defects, except Permitted Liens and such liens, encumbrances and defects (i) as secured by the Credit Agreement, (ii) as are described in the Time of Sale Information or the Prospectus, and such as do not materially affect the value of such property, (iii) that do not materially interfere with the use made and proposed to be made of such property by the Company, the Parent, the other Guarantors or any of their respective Significant Subsidiaries or (iv) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, all real property held under lease by the Company, the Parent, the other Guarantors or any of their respective Significant Subsidiaries is held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company, the Parent, the other Guarantors or any of their respective subsidiaries.

(u)  Intellectual Property. The Company, the Parent, the Guarantors and their respective Significant Subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; except to the extent failure to own, possess or acquire such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company, the Parent, the Guarantors nor any of their respective Significant Subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others. Except as would not be reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect or except as disclosed in the Time of Sale Information: (i) to the Company’s, the Parent’s and the Guarantors’ knowledge, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company, the Parent or the Guarantors; (ii) there is no pending or, to the Company’s, the Parent’s and the Guarantors’ knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company, the Parent, the Guarantors and their respective Significant Subsidiaries in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this paragraph (u) result in a Material Adverse Effect; (iii) the Intellectual Property Rights owned by the Company, the Parent, the Guarantors and their respective Significant Subsidiaries and, to the Company’s, the Parent’s and the Guarantors’ knowledge, the Intellectual Property Rights licensed to the Company, the Parent, the Guarantors and their respective Significant Subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s, the Parent’s and the Guarantors’ knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this paragraph (u) result in a Material Adverse Effect; (iv) there is no pending or, to the Company’s, the Parent’s and the Guarantors’ knowledge, threatened action, suit, proceeding or claim by others that the Company, the Parent, the Guarantors or their respective Significant Subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property Rights or other proprietary rights of others, the Company, the Parent, the Guarantors and their respective Significant Subsidiaries have not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would reasonably be expected, individually or in the aggregate, together with any other claims in this paragraph (tt) to result in a Material Adverse Effect; and (v) to the Company’s, the Parent’s and the Guarantors’ knowledge, no employee of the Company or a Significant Subsidiary of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, the Parent, the Guarantors or a Significant Subsidiary of the Company, the Parent or the Guarantors, or actions undertaken by the employee while employed with the Company, the Parent, the Guarantors or a Significant Subsidiary of the Company, the Parent or the Guarantors and would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s, the Parent’s and the Guarantors’ knowledge, all material technical information developed by and belonging to the Company, the Parent, the Guarantors and their respective Significant Subsidiaries for which they have not sought, and do not intend to seek, to patent or otherwise protect pursuant to applicable intellectual property laws has been kept confidential or disclosed only under obligations of confidentiality. The Company, the Parent, the Guarantors and their respective Significant Subsidiaries are not parties to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Time of Sale Information and the Prospectus and are not described therein. None of the technology employed by the Company, the Parent, the Guarantors or any of their respective Significant Subsidiaries has been obtained or is being used by the Company the Parent, the Guarantors or any of their respective Significant Subsidiaries in violation of any contractual obligation binding on the Company, the Parent, the Guarantors or any of their respective Significant Subsidiaries or, to the Company’s, the Parent’s and the Guarantors’ knowledge, any of its Significant Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except in each case for such violations that would not reasonably be expected to result in a Material Adverse Effect.

(v)  Investment Company Act. None of the Parent, the Company, or any of the other Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus will be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(w)  Taxes. Each of the Company, the Parent, and the other Guarantors has filed all applicable tax returns that are required to have been filed by it or has requested extensions thereof (except in any case in which the failure so to file would not be reasonably expected to have a Material Adverse Effect and except as set forth in or contemplated in the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto)), and has paid all taxes required to have been paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which appropriate reserves have been established in accordance with generally accepted accounting principles or as would not be reasonably expected to have a Material Adverse Effect and except as set forth in or contemplated in the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(x)  Licenses and Permits. The Company, Parent, the other Guarantors and each of their respective Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses other than those the failure to possess or own would not result in a Material Adverse Effect, and neither the Company, Parent, the other Guarantors nor any of their respective Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(y)  No Labor Disputes. No labor dispute with the employees of the Company, the Parent, the other Guarantors or any of their respective Significant Subsidiaries exists or, to the knowledge of the Company or the Parent, is threatened or imminent, except as would not reasonably be expected individually or in the aggregate, to have a Material Adverse Effect and except as set forth in or contemplated in the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(z)  Certain Environmental Matters. The Company, the Parent, other Guarantors and each of their respective Significant Subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received written notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, and except as set forth in the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto). Except as would not have a Material Adverse Effect, and except as set forth in the Time of Sale Information and the Prospectus, neither the Parent nor any of its Significant Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(aa)  Compliance with ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), if applicable, has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Parent and/or one or more of its respective subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder is so qualified; (ii) each of the Parent and its respective subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) each pension plan and welfare plan established or maintained by the Parent and/or one or more of its respective subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iv) neither the Parent nor any of its respective subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(bb)  Disclosure Controls. The Parent employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Parent in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Parent’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(cc)  Accounting Controls. The Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Information and the Prospectus, since the end of the Parent’s most recent audited fiscal year, there has been (1) no material weakness in the Parent’s internal control over financial reporting (whether or not remediated) and (2) no change in the Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Parent’s internal control over financial reporting.

(dd)  Insurance. The Company, the Parent, the other Guarantors and each of their respective subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for the business for which it is engaged. The Company, the Parent and the other Guarantors have no reason to believe that they or any of their respective subsidiaries will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not result in a Material Adverse Change.

(ee)  No Unlawful Payments. Neither the Company, the Parent or any of their respective subsidiaries nor, to the knowledge of the Company or the Parent, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Parent or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a material violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company, the Parent and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(ff)  Compliance with Anti-Money Laundering Laws. The operations of the Company, the Parent and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Parent or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Parent, threatened.

(gg)  No Conflicts with Sanctions Laws. Neither the Company, the Parent or any of their respective subsidiaries nor, to the knowledge of the Company or the Parent, any director, officer, agent, employee or affiliate of the Company, the Parent or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union or by His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (at the time of this Agreement, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

Neither the Company, the Parent or any of their respective subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company, the Parent or any of their respective subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(hh)  No Stabilization. None of the Parent, the Company or any of the other Guarantors has taken, directly or indirectly (without giving effect to the activities of the Underwriters), any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or otherwise, in stabilization or manipulation of the price of any security of the Company or the Parent to facilitate the sale or resale of the Securities.

(ii)  Stabilizing Rules. To the extent that information is required to be publicly disclosed under the U.K. Financial Services Authority’s Price Stabilising Rules (the “Stabilizing Rules”) before stabilizing transactions can be undertaken in compliance with the safe harbor provided under such Stabilizing Rules, such information has been adequately publicly disclosed (within the meaning of the Stabilizing Rules).

(jj)  Cybersecurity; Data Protection. The Parent and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all respects in conformance with their specifications or contracted requirements as required in connection with the operation of the business of the Parent and its subsidiaries as currently conducted, and to the knowledge of the Company or Parent, the IT Systems are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, other than as would not reasonably expected to have a Material Adverse Effect. The Parent and its subsidiaries maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) used in connection with their businesses, including as processed and stored thereon, and there have been no breaches, incidents, violations, outages, compromises or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor any material incidents under internal review or investigations relating to the same. The Parent and its subsidiaries have during the past three (3) years complied, and are presently in compliance, with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)  Sarbanes-Oxley Act. There is and has been no failure on the part of the Parent and any of the Parent’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ll)  Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(mm)  Compensation for Solicitation. None of the Parent, the Company or any of the other Guarantors has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Parent or the Company (except as contemplated in this Agreement).

(nn)  Federal Income Tax and Description of Notes. The statements in the Preliminary Prospectus and the Prospectus under the headings “Certain U.S. Federal Income Tax Considerations for U.S. Holders” and “Description of the Notes” fairly summarize the matters therein described in all material respects.

(oo)  Stamp. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges imposed under the laws of Luxembourg or Ireland (or, in each case, any political subdivision thereof or therein) required to be paid in respect of the execution and delivery of this Agreement or the issuance or sale of the Securities by the Company or the issuance of the Guarantees by the Guarantors except in Luxembourg for any fixed or ad valorem registration duty in Luxembourg (i) upon voluntary registration (présentation à l’enregistrement) of the Agreement and any related documents before the Registration Duties, Estates and VAT Authority (Administration de l’enregistrement, des domains et de la TVA) in Luxembourg, or (ii) if the Agreement and any related documents are (a) enclosed to a compulsory registrable deed under Luxembourg law (acte obligatoirement enregistrable) or (b) deposited with the official records of a notary (déposé au rang des minutes d’un notaire).

(pp)  No Withholding Tax. Except as disclosed in each of the Preliminary Prospectus and the Prospectus, under current law, no payment to be made by or on behalf of the Company under or with respect to the Notes will be subject to withholding or deduction of any taxes, levies, imposts, duties, assessments, withholdings or similar charges imposed by any governmental authority of (1) any jurisdiction in which the Company is incorporated, organized, engaged in business or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of the Company.

(qq)  Subsidiaries. The subsidiaries listed on Schedule 3 attached hereto are, with respect to the Parent , the only Significant Subsidiaries.

Any certificate signed by any officer of the Company, the Parent or any other Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, the Parent or such other Guarantor, as to matters covered thereby, to each Underwriter.

4. Further Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a)  Required Filings. The Company and the Guarantors will file the final prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)  Delivery of Copies. The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)  Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d)  Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)  Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)  Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)  Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)  Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)  Clear Market. During the period from the date hereof through and including the Closing Date, the Company and each of the Guarantors will not, without the prior written consent of J.P. Morgan Securities LLC, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(j)  Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k)  DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)  No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)  Exchange Listing. The Company and each of the Guarantors will use their reasonable best efforts to cause the Securities to be listed on The International Stock Exchange (the “Exchange”).

(n)  Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)  Tax Gross-Up. The Company and each of the Guarantors agree with each of the Underwriters to make all payments to the Underwriters under this Agreement without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, assessments, withholdings or similar charges imposed by any Tax Jurisdiction, unless the Company or any such Guarantor, as the case may be, is required by law to deduct or withhold any such taxes, levies, imposts, duties, assessments, withholdings or similar charges. In that event, the Company or such Guarantor, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received by each applicable Underwriter after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, levies, imposts, duties, assessments, withholdings or similar charges (a) were imposed due to any connection of an Underwriter with the applicable Tax Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder, (b) would not have been imposed but for the failure of such Underwriter, upon reasonable request from the Company, to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity, treaty eligibility, or connection with the Tax Jurisdiction of the Underwriter, or other relevant information regarding the Underwriter, if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, levies, imposts, duties, assessments, withholdings or similar charges, (c) were imposed by the United States (or any political subdivision thereof or therein) or (d) were imposed as a result of the Luxembourg law of 23 December 2005.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)  It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b)  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c)  It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

(d)  It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(e)  It acknowledges that additional restrictions on the offer and sale of the Securities are described in the Time of Sale Information and the Prospectus.

(f)  It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of MiFID II: or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities.

(g)  It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in pont (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)  Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)  Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)  No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)  No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)  Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Parent who has specific knowledge of the Parent’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(e) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)  Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)  Opinion and 10b-5 Statement of Counsel for the Company. Cahill Gordon & Reindel llp, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives. If the Collateral Documents are executed and delivered on the Collateral Closing Date (as defined below) instead of the Closing Date, Cahill Gordon & Reindel llp, counsel for the Company, shall furnish, at the request of the Company, a separate written opinion regarding the Collateral Documents and the Collateral, dated the Collateral Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)  Opinions of Local Counsel. (x) A&L Goodbody LLP, counsel for the Company in Ireland, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, (y) Loyens & Loeff Luxembourg S.À R.L., counsel for the Company in Luxembourg, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, and (z) McGuireWoods LLP, counsel for the Company in the State of Virginia, USA, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives. If the Collateral Documents are executed and delivered on the Collateral Closing Date instead of the Closing Date, (x) A&L Goodbody LLP, counsel for the Company in Ireland, (y) Loyens & Loeff Luxembourg S.À R.L., counsel for the Company in Luxembourg, and (z) McGuireWoods LLP, counsel for the Company in the State of Virginia, USA, each shall furnish, at the request of the Company, a separate written opinion regarding the Collateral Documents and the Collateral, dated the Collateral Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i)  Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)  Opinions of Local Counsels for the Underwriters. The Representatives shall have received on and as of the Closing Date opinions, addressed to the Underwriters, of (y) Matheson LLP, Ireland counsel for the Underwriters and (z) NautaDutilh Avocats Luxembourg S.à r.l., Luxembourg counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)  No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(l)  Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing, existence or the equivalent, as applicable and as available, of the Company and the Guarantors, including the Parent, in their respective jurisdictions of organization or incorporation, as applicable, and their good standing, existence or the equivalent, as applicable and as available, in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m)  DTC. The Securities shall be eligible for clearance and settlement through DTC.

(n)  Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors, the Trustee and the Notes Collateral Agent, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(o)  Collateral Documents and Joinder. Within 120 days after the Closing Date (the “Collateral Closing Date”), the Representatives shall have received conformed counterparts of each of the Collateral Documents and the Joinder that shall have been executed and delivered by duly authorized officers of each party thereto in form and substance reasonably satisfactory to the Representatives.

(p)  Filings, Registrations and Recordings. Except as otherwise contemplated by the applicable Collateral Documents, each document (including any Uniform Commercial Code financing statement) required by the applicable Collateral Documents, or under law or reasonably requested by the Representatives, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date, including filings in the U.S. Patent and Trademark Office and U.S. Copyright Office, as applicable, in order to create in favor of the Notes Collateral Agent, for the benefit of the holders of the Securities a perfected lien and security interest in the manner contemplated by the applicable Collateral Documents, that can be perfected by the making of such filings, registrations or recordations, prior and superior to the right of any other person (other than certain Permitted Liens), shall be executed and in proper form for filing, registration or recordation.

(q)  Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a)  Indemnification of the Underwriters. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)  Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, its directors and officers each of its respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus (each set forth under the heading “Underwriting”): (A) the first and third sentence of the fourth paragraph, (B) the fifth sentence of the sixth paragraph and (C) seventh and the eighth paragraphs.

(c)  Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantors, its directors and officers their respective directors and officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)  Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantors from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)  Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)  Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the Nasdaq Global Select Market or the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a)  If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations (in addition to any applicable VAT, to the extent not recoverable) hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any stamp, issue, transfer or similar taxes payable in respect thereof; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Notes Collateral Agent, the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Collateral Documents (including the related fees and expenses of (A) U.S. counsel to the Underwriters for up to $100,000, (B) Irish counsel to the Underwriters for up to €9,000 (in addition to any VAT, to the extent not recoverable, and outlay) and (C) Luxembourg counsel to the Underwriters for up to €6,000 (in addition to any VAT, to the extent not recoverable, and outlay)) for all periods prior to, on and after the Closing Date; (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (xi) all expenses and application fees related to the listing of the Securities on the Exchange.

(b)  If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Underwriters for all accountable out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) actually incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a)  Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Santander US Capital Markets LLC on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives hereto as follows:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

HSBC Securities (USA) Inc.

66 Hudson Boulevard

New York, New York 10001

Attention: Transaction Management Group

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Facsimile: (212) 834-6081

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

Facsimile: (212) 507-8999

Santander US Capital Markets LLC

437 Madison Avenue,

New York, New York 10022

Attention: Debt Capital Markets

Facsimile: (212) 407-0930

E-mail: DCMAmericas@santander.us

Notices to the Company, the Parent or the other Guarantors shall be given to them at:

ICON plc

South County Business Park

Leopardstown, Dublin 18

Ireland

Attention: Simon Hollywood

E-mail: Simon.Hollywood@iconplc.com

(c)  Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)  Submission to Jurisdiction. The Company and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each of the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Guarantor, as applicable, is subject by a suit upon such judgment. The Company and each of the Guarantors that are incorporated or organized outside the United States (the “Foreign Entities”) irrevocably appoint ICON US Holdings Inc. (731 Arbor Way, Suite 100, Blue Bell, PA 19422) upon which process may be served in any such suit or proceeding, and agree that service of process upon such authorized agent, and written notice of such service to the Foreign Entities, as the case may be, by the person serving the same to the address provided in this Section 16, shall be deemed in every respect effective service of process upon the Foreign Entities in any such suit or proceeding. The Foreign Entities hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Foreign Entities further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(e)  Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)  Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g)  Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h)  Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)  Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(j)  Judgment Currency. The Company and each of the Guarantors, jointly and severally, agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(k)  Waiver of Immunity. To the extent that the Company or any Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Ireland, or any political subdivision thereof, (ii) Luxembourg, or any political subdivision thereof, (iii) the United States or the State of New York, (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

By:	/s/ Simon Hollywood
Name: Simon Hollywood Title: Authorised Signatory
ICON PUBLIC LIMITED COMPANY

By:	/s/ Simon Hollywood
Name: Simon Hollywood Title: Authorised Signatory

ACCELLACARE LIMITED
DOCS RESOURCING LIMITED
ICON GLOBAL TREASURY UNLIMITED COMPANY
ICON CLINICAL RESEARCH LIMITED
ICON HOLDINGS UNLIMITED COMPANY
ICON CLINICAL INTERNATIONAL UNLIMITED COMPANY
ICON CLINICAL RESEARCH PROPERTY DEVELOPMENT (IRELAND) LIMITED
ICON OPERATIONAL HOLDINGS UNLIMITED COMPANY
ICON OPERATIONAL FINANCING UNLIMITED COMPANY
ICON INVESTMENTS FOUR UNLIMITED COMPANY
ICON CLINICAL GLOBAL HOLDINGS UNLIMITED COMPANY

By:	/s/ Simon Hollywood
Name: Simon Hollywood Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

PRA HEALTH SCIENCES, INC.
ICON US HOLDINGS INC.
BEACON BIOSCIENCE, INC.
ICON CLINICAL RESEARCH LLC
ICON LABORATORY SERVICES, INC.
PRICESPECTIVE LLC
ICON EARLY PHASE SERVICES, LLC
MOLECULARMD CORP.
DOCS GLOBAL, INC.
ACCELLACARE US INC.
CLINICAL RESOURCE NETWORK, LLC
CRN HOLDINGS, LLC
RESEARCH PHARMACEUTICAL SERVICES, INC.
SOURCE HEALTHCARE ANALYTICS, LLC
SYMPHONY HEALTH SOLUTIONS CORPORATION
PHARMACEUTICAL RESEARCH ASSOCIATES, INC.
PRA HOLDINGS, INC.
PRA INTERNATIONAL, LLC
RPS GLOBAL HOLDINGS, LLC
RPS PARENT HOLDING LLC
ROY RPS HOLDINGS LLC
ICON CLINICAL INVESTMENTS, LLC

By:	/s/ Simon Hollywood
Name: Simon Hollywood Title: Authorized Person

ICON LUXEMBOURG S.À R.L.

By:	/s/ Emer Lyons
Name: Emer Lyons Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

CITIGROUP GLOBAL MARKETS INC.

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Adam Bordner
Authorized Signatory

[Signature Page to Underwriting Agreement]

HSBC SECURITIES (USA) INC.

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Patrice Altongy
Authorized Signatory

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Som Bhattacharyya
Authorized Signatory

[Signature Page to Underwriting Agreement]

MORGAN STANLEY & CO. LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Tammy Serbee
Authorized Signatory

[Signature Page to Underwriting Agreement]

SANTANDER US CAPITAL MARKETS LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Richard Zobkiw
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount

	2027 Notes	2029 Notes	2034 Notes
Citigroup Global Markets Inc	$ 150,000,000	$ 150,000,000	$ 100,000,000
HSBC Securities (USA) Inc.	$ 150,000,000	$ 150,000,000	$ 100,000,000
J.P. Morgan Securities LLC	$ 150,000,000	$ 150,000,000	$ 100,000,000
Morgan Stanley & Co. LLC	$ 150,000,000	$ 150,000,000	$ 100,000,000
Santander US Capital Markets LLC	$ 150,000,000	$ 150,000,000	$ 100,000,000
Total	$ 750,000,000	$ 750,000,000	$ 500,000,000

Schedule 2

Subsidiary Guarantors

Legal Name	Jurisdiction of Formation
ICON Global Treasury Unlimited Company	Ireland
ICON Clinical Research Limited	Ireland
ICON Holdings Unlimited Company	Ireland
DOCS Resourcing Limited	Ireland
ICON Clinical International Unlimited Company	Ireland
ICON Clinical Research Property Development (Ireland) Limited	Ireland
Accellacare Limited	Ireland
ICON Operational Holdings Unlimited Company	Ireland
ICON Operational Financing Unlimited Company	Ireland
ICON Investments Four Unlimited Company	Ireland
ICON Clinical Global Holdings Unlimited Company	Ireland
ICON Luxembourg S.à r.l.	Luxembourg
ICON Early Phase Services, LLC	USA - Texas
Beacon Bioscience, Inc.	USA- Delaware
ICON Clinical Research LLC	USA- Delaware
ICON Laboratory Services, Inc.	USA- Delaware
MolecularMD Corp.	USA- Delaware
ICON US Holdings Inc.	USA- Delaware
PriceSpective LLC	USA- Delaware
DOCS Global, Inc.	USA- New Jersey
Accellacare US Inc.	USA- North Carolina
Clinical Resource Network, LLC	USA- Illinois

Legal Name	Jurisdiction of Formation
CRN Holdings, LLC	USA- Delaware
ICON Clinical Investments, LLC	USA- Delaware
PRA Health Sciences, Inc.	USA- Delaware
ReSearch Pharmaceutical Services, Inc.	USA- Delaware
Source Healthcare Analytics, LLC	USA- Delaware
Symphony Health Solutions Corporation	USA- Delaware
Pharmaceutical Research Associates, Inc.	USA- Virginia
PRA Holdings, Inc.	USA- Delaware
PRA International, LLC	USA- Delaware
Roy RPS Holdings LLC	USA- Delaware
RPS Global Holdings, LLC	USA- Delaware
RPS Parent Holding LLC	USA- Delaware

Schedule 3

Significant Subsidiaries of Parent

Legal Name	Jurisdiction of Formation
ICON Clinical Research S.A.	Argentina
RPS Research S.A.	Argentina
Pharmaceutical Research Associates Pty Limited	Australia
ICON Clinical Research PTY Limited	Australia
Medpass International Pty Ltd	Australia
ICON Clinical Research Austria GmbH	Austria
RPS Research Austria GmbH	Austria
IMP-Logistics Bel, FLLC	Belarus
Pharmaceutical Research Associates Belgium B.V.	Belgium
DOCS International Belgium N.V.	Belgium
RPS Bermuda, Ltd.	Bermuda
ICON Pesquisas Clínicas LTDA.	Brazil
Pharmaceutical Research Associates Ltda.	Brazil
RPS do Brasil Serviços de Pesquisas LTDA.	Brazil
RPS China Inc.	British Virgin Islands
Pharmaceutical Research Associates Bulgaria EOOD	Bulgaria
ICON Clinical Research EOOD	Bulgaria
Services de Recherche Pharmaceutique Srl	Canada
3065613 Nova Scotia Company	Canada
ICON Clinical Research (Canada) Inc.	Canada
Pharmaceutical Research Associates ULC	Canada
Oxford Outcomes LTD.	Canada
ICON Life Sciences Canada Inc.	Canada- Ontario
ICON Chile Limitada	Chile
PRA Health Sciences Chile SpA	Chile
PRA Health Sciences China, Inc.	China
ICON Clinical Research (Beijing No.2) Co., Ltd	China
ICON Clinical Research (Beijing) Co., Ltd	China

Legal Name	Jurisdiction of Formation
PRA Health Sciences Colombia Ltda.	Colombia
Research Pharmaceutical Services Costa Rica, LTDA.	Costa Rica
ICON Research Ltd.	Croatia
Pharm Research Associates d.o.o. za klinicka ispitivanja	Croatia
ICON Clinical Research Czech Republic s.r.o.	Czech Republic
ICON Clinical Research s.r.o.	Czech Republic
Pharmaceutical Research Associates Denmark ApS	Denmark
DOCS International Nordic Countries A/S	Denmark
ICON Clinical Research Egypt Limited Liability Company	Egypt
RPS Estonia OÜ	Estonia
Pharmaceutical Research Associates Finland Oy	Finland
DOCS International Finland Oy	Finland
ReSearch Pharmaceutical Services France S.A.S.	France
ICON Clinical Research S.A.R.L.	France
Mapi Research Trust	France
Oncacare France SAS	France
IMP Logistics Georgia LLC	Georgia
Pharmaceutical Research Associates Georgia LLC	Georgia
ICON Clinical Research Germany GmbH	Germany
Oncacare (Germany) GmbH	Germany
Averion Europe GmbH i.L	Germany
Pharmaceutical Research Associates Greece A.E.	Greece
RPS Guatemala, S.A.	Guatemala
PRA Health Sciences (Hong Kong) Limited	Hong Kong
ICON Clinical Research Hong Kong Limited	Hong Kong
Pharmaceutical Research Associates Hungary Research and Development Ltd.	Hungary
ICON Clinical Research Limited Liability Company	Hungary
RPS Iceland ehf.	Iceland
Pharmaceutical Research Associates India Private Limited	India
ICON Clinical Research India Private Limited	India
ICON Clinical International Unlimited Company	Ireland

Legal Name	Jurisdiction of Formation
ICON Clinical Research Limited	Ireland
ICON Clinical Research Property Development (Ireland) Limited	Ireland
ICON Holdings Clinical Research International Limited	Ireland
ICON Investments Five Unlimited Company	Ireland
ICON Investments Four Unlimited Company	Ireland
ICON Holdings Unlimited Company	Ireland
Accellacare Limited	Ireland
DOCS Resourcing Limited	Ireland
ICON (LR) Limited	Ireland
ICON Clinical Global Holdings Unlimited Company	Ireland
ICON Clinical Research Property Holdings (Ireland) Limited	Ireland
ICON Operational Financing Unlimited Company	Ireland
ICON Operational Holdings Unlimited Company	Ireland
OncaCare Limited	Ireland
Research Pharmaceutical Services (Outsourcing Ireland) Limited	Ireland
ICON Clinical Research Holdings (Ireland) Unlimited Company	Ireland
ICON Global Treasury Unlimited Company	Ireland
PRA Clinical Limited	Ireland
Pharmaceutical Research Associates Israel Ltd.	Israel
ICON Clinical Research Israel LTD.	Israel
Pharmaceutical Research Associates Italy S.r.l.	Italy
Oncacare Italy S.r.l	Italy
ICON Clinical Research GK	Japan
ICON Investments Limited	Jersey
PRA Health Sciences Kenya Limited	Kenya
RPS Latvia SIA	Latvia
UAB RPS Lithuania	Lithuania
ICON Luxembourg S.à r.l.	Luxembourg
RPS Malaysia Sdn. Bhd.	Malaysia
ICON CRO Malaysia SDN. BHD.	Malaysia
RPS Research Mexico, S. de R.L. de C.V.	Mexico
RPS Research Servicios, S. de R.L. de C.V.	Mexico

Legal Name	Jurisdiction of Formation
ICON Clinical Research Mexico, S.A. de C.V.	Mexico
Pharmaceutical Research Associates Mexico S. de R.L. de C. V.	Mexico
DOCS International B.V.	Netherlands
ReSearch Pharmaceutical Services Netherlands B.V.	Netherlands
Pharmaceutical Research Associates Group B.V.	Netherlands
PRA International Operations B.V.	Netherlands
Pharmaceutical Research Associates New Zealand Limited	New Zealand
ICON Clinical Research (New Zealand) Limited	New Zealand
RPS Research Norway AS	Norway
RPS Panama Inc.	Panama
ICON Clinical Research Perú S.A.	Peru
RPS Perú S.A.C.	Peru
RPS Research Philippines, Inc.	Philippines
ICON Clinical Research Services Philippines, Inc.	Philippines
Pharmaceutical Research Associates Sp. z o.o.	Poland
Symphony Clinical Research Sp z.o.o.	Poland
ICON Clinical Research Poland Sp z o.o.	Poland
PRA International Portugal, Unipessoal, Lda.	Portugal
Research Pharmaceutical Services Puerto Rico, Inc.	Puerto Rico
Pharmaceutical Research Associates Romania S.R.L.	Romania
ICON Clinical Research S.R.L.	Romania
Joint Stock Company IMP Logistics	Russia
ICON Clinical Research (Rus) LLC	Russia
ICON Clinical Research d.o.o. Beograd	Serbia
Pharmaceutical Research Associates doo Belgrade	Serbia
Pharmaceutical Research Associates Singapore Pte. Ltd.	Singapore
ICON Clinical Research (Pte) Limited	Singapore
Mapi Life Sciences Singapore Pte. Ltd.	Singapore
Pharmaceutical Research Associates SK s.r.o.	Slovakia
ICON Clinical Research Slovakia, s.r.o.	Slovakia
PRA Pharmaceutical S A (Proprietary) Limited	South Africa
RPS Research South Africa (Proprietary) Limited	South Africa

Legal Name	Jurisdiction of Formation
Accellacare South Africa (PTY) LTD	South Africa
Mapi Korea Yuhan Hoesa/ Mapi Korea LLC	South Korea
ICON Clinical Research Korea Ltd.	South Korea
Pharmaceutical Research Associates Korea Limited	South Korea
RPS ReSearch Ibérica, S.L.U.	Spain
Oncacare (Spain), S.L.	Spain
RPS Spain S.L.	Spain
ICON Clinical Research España, S.L.	Spain
Pharmaceutical Research Associates España, S.A.U.	Spain
Accellacare España S.L.	Spain
PRA International Sweden AB	Sweden
DOCS International Sweden AB	Sweden
DOCS International Switzerland GmbH	Switzerland
ICON Clinical Research (Switzerland) GmbH	Switzerland
PRA Switzerland AG	Switzerland
ICON Clinical Research Taiwan Limited	Taiwan
Pharmaceutical Research Associates Taiwan, Inc.	Taiwan
ICON Clinical Research (Thailand) Limited	Thailand
RPS Research (Thailand) Co., Ltd.	Thailand
ICON Ankara Klinik Arastirma Dis Ticaret Anonim Sirketi	Turkey
Pra Turkey Sağlik Araştirma Ve Geliştirme Limited Şirketi	Turkey
ICON Clinical Research LLC	Ukraine
IMP-Logistics Ukraine, LLC	Ukraine
DOCS Ukraine LLC	Ukraine
Pharmaceutical Research Associates Ukraine, LLC	Ukraine
Accellacare UK Limited	United Kingdom
ICON Clinical Research (U.K.) Limited	United Kingdom
ICON Clinical Research (U.K.) No. 4 Limited	United Kingdom
ICON Clinical Research (U.K.) No. 5 Limited	United Kingdom
ICON Clinical Research Holdings (U.K.) Limited	United Kingdom
MeDiNova Lakeside Clinical Research Limited	United Kingdom
MeDiNova Merc (UK) Limited	United Kingdom

Legal Name	Jurisdiction of Formation
VSK (Kenilworth) Limited	United Kingdom
Improving Treatments Limited	United Kingdom
Aptiv Solutions (UK) Ltd	United Kingdom
DOCS International UK Limited	United Kingdom
ICON (LR) Limited	United Kingdom
ICON Clinical Research (U.K.) No. 2 Limited	United Kingdom
ICON Clinical Research (U.K.) No. 3 Limited	United Kingdom
ICON Development Solutions Limited	United Kingdom
ICON Investments (UK) Ltd	United Kingdom
IMP Logistics UK Limited	United Kingdom
Medeval Group Limited	United Kingdom
OncaCare (U.K.) Limited	United Kingdom
Pharm Research Associates (UK) Limited	United Kingdom
Sterling Synergy Systems Limited	United Kingdom
ICON Clinical Research (U.K.) No. 6 Limited	United Kingdom
RPS Global S.A.	Uruguay
RPS Latin America S.A	Uruguay
VirtualScopics, LLC	USA - Delaware
BioTel Research, LLC	USA - Delaware
Humanfirst LLC	USA - Delaware
ICON Early Phase Services, LLC	USA - Texas
Pharmaceutical Research Associates, Inc.	USA - Virginia
ClinStar LLC	USA - California
Nextrials, Inc.	USA - California
Pharmaceutical Research Associates CIS, LLC	USA - California
Pharmaceutical Research Associates Eastern Europe, LLC	USA - California
Addplan, Inc.	USA - Delaware
Beacon Bioscience, Inc	USA - Delaware
C4 MedSolutions, LLC	USA - Delaware
Care Innovations, Inc.	USA - Delaware
Care Innovations, LLC	USA - Delaware
CHC Group, LLC	USA - Delaware

Legal Name	Jurisdiction of Formation
CRI NewCo, Inc.	USA - Delaware
CRI Worldwide, LLC	USA - Delaware
CRN Holdings, LLC	USA - Delaware
CRN NORTH AMERICA, LLC	USA - Delaware
Global Pharmaceutical Strategies Group, LLC	USA - Delaware
ICON Clinical Investments, LLC	USA - Delaware
ICON Clinical Research LLC	USA - Delaware
ICON Laboratory Services, Inc.	USA - Delaware
ICON Tennessee, LLC	USA - Delaware
ICON US Holdings Inc.	USA - Delaware
MMMM Consulting, LLC	USA - Delaware
MMMM Group, LLC	USA - Delaware
MolecularMD Corp.	USA - Delaware
Parallel 6, Inc.	USA - Delaware
PRA Early Development Research, Inc.	USA - Delaware
PRA Health Sciences, Inc.	USA - Delaware
PRA Holdings, Inc.	USA - Delaware
PRA Receivables, LLC	USA - Delaware
PriceSpective LLC	USA - Delaware
PubsHub LLC	USA - Delaware
ReSearch Pharmaceutical Services, Inc.	USA - Delaware
Source Healthcare Analytics, LLC	USA - Delaware
Symphony Health Solutions Corporation	USA - Delaware
ICON Clinical Research, LP	USA - Delaware
International Medical Technical Consultants, LLC	USA - Delaware
Oncacare, Inc.	USA - Delaware
PRA International, LLC	USA - Delaware
ReSearch Pharmaceutical Services, LLC	USA - Delaware
Roy RPS Holdings LLC	USA - Delaware
RPS Global Holdings, LLC	USA - Delaware
RPS Parent Holding LLC	USA - Delaware
Sunset Hills, LLC	USA - Delaware

Legal Name	Jurisdiction of Formation
Clinical Resource Network, LLC	USA - Illinois
Accellacare of Christie Clinic, LLC	USA - Illinois
CRI International, LLC	USA - New Jersey
DOCS Global, Inc.	USA - New Jersey
Managed Care Strategic Solutions, L.L.C.	USA - New Jersey
Accellacare US Inc.	USA - North Carolina
Accellacare of Charlotte, LLC	USA - North Carolina
Accellacare of Hickory, LLC	USA - North Carolina
Accellacare of Raleigh, LLC	USA - North Carolina
Accellacare of Rocky Mount, LLC	USA - North Carolina
Accellacare of Salisbury, LLC	USA - North Carolina
Accellacare of Wilmington, LLC	USA - North Carolina
Accellacare of Winston-Salem, LLC	USA - North Carolina
Complete Healthcare Communications LLC	USA - Pennsylvania
Complete Publication Solutions, LLC	USA - Pennsylvania
Accellacare of Charleston, LLC	USA - South Carolina
Accellacare of Bristol, LLC	USA - Tennessee
Lifetree Clinical Research, LC	USA - Utah
ICON Government and Public Health Solutions, Inc.	USA - Virginia

Annex A

Time of Sale Information

●	Pricing Term Sheet, dated April 30, 2024, substantially in the form of Annex B.

Annex B

Pricing Term Sheet

[See Attached]

Issuer Free Writing Prospectus, dated April 30, 2024
Filed Pursuant to Rule 433 under the Securities Act of 1933, as amended
Supplementing the Preliminary Prospectus Supplement, dated April 26, 2024
Registration No. 333-278943

ICON Investments Six Designated Activity Company

Pricing Term Sheet

$2,000,000,000
$750,000,000 5.809% Senior Secured Notes due 2027 (the “2027 Notes”)
$750,000,000 5.849% Senior Secured Notes due 2029 (the “2029 Notes”)
$500,000,000 6.000% Senior Secured Notes due 2034 (the “2034 Notes”
and, together with the 2027 Notes and the 2029 Notes, the “Notes”)

April 30, 2024

Terms Related to all Notes

Issuer:	ICON Investments Six Designated Activity Company (the “Company”)
Trade Date:	April 30, 2024
Settlement Date:	May 8, 2024 (T+6)*
Interest Payment Dates:	May 8 and November 8 of each year, commencing on November 8, 2024
Use of Proceeds:
We intend to use the net proceeds from the issuance and sale of the Notes (i) to provide funds to the U.S. borrower and Luxembourg borrower under our Senior Secured Credit Facilities (as defined in the Preliminary Prospectus Supplement), through intercompany loans and other means, to repay a portion of the senior secured term loans outstanding under the Senior Secured Credit Facilities and (ii) to pay fees, costs and expenses related to this offering.

Change of Control:
Subject to certain exceptions as set forth in the Preliminary Prospectus Supplement, if a Change of Control Triggering Event (as defined in the Preliminary Prospectus Supplement) occurs, unless the Company has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as set forth in the Preliminary Prospectus Supplement, within 30 days following such Change of Control Triggering Event, the Company will make an offer to purchase all of the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase.

Securities Ratings (Moody’s / S&P):**	Baa3 / BBB-
Joint Book-Running Managers:	Citigroup Global Markets Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Santander US Capital Markets LLC
Denomination:	$200,000 and in integral multiples of $1,000 in excess thereof

Terms Related to the 2027 Notes

Securities:	5.809% Senior Secured Notes due 2027
Principal Amount:	$750,000,000
Maturity Date:	May 8, 2027
Benchmark Treasury:	UST 4.500% due April 15, 2027
Benchmark Treasury Price / Yield:	99-00 ⅝ / 4.859%
Spread to Benchmark Treasury:	+95 basis points
Yield to Maturity:	5.809%
Coupon (Interest Rate):	5.809%
Price to Public:	100.000%
2

Optional Redemption Provision:
Prior to April 8, 2027 (one month prior to their maturity date) (the “2027 Par Call Date”), the Company may redeem the 2027 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2027 Notes to be redeemed matured on the 2027 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2027 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2027 Par Call Date, the Company may redeem the 2027 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2027 Notes being redeemed plus accrued and unpaid interest on the 2027 Notes to be redeemed to, but not including, the redemption date.

CUSIP/ISIN:	45115A AA2 / US45115AAA25

Terms Related to the 2029 Notes

Securities:	5.849% Senior Secured Notes due 2029
Principal Amount:	$750,000,000
Maturity Date:	May 8, 2029
Benchmark Treasury:	UST 4.625% due April 30, 2029
Benchmark Treasury Price / Yield:	99-21+ / 4.699%
Spread to Benchmark Treasury:	+115 basis points
Yield to Maturity:	5.849%
Coupon (Interest Rate):	5.849%
Price to Public:	100.000%
3

Optional Redemption Provision:
Prior to April 8, 2029 (one month prior to their maturity date) (the “2029 Par Call Date”), the Company may redeem the 2029 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Notes to be redeemed matured on the 2029 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2029 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2029 Par Call Date, the Company may redeem the 2029 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes being redeemed plus accrued and unpaid interest on the 2029 Notes to be redeemed to, but not including, the redemption date.

CUSIP/ISIN:	45115A AB0 / US45115AAB08

Terms Related to the 2034 Notes

Securities:	6.000% Senior Secured Notes due 2034
Principal Amount:	$500,000,000
Maturity Date:	May 8, 2034
Benchmark Treasury:	UST 4.000% due February 15, 2034
Benchmark Treasury Price / Yield:	94-26¼ / 4.664%
Spread to Benchmark Treasury:	+135 basis points
Yield to Maturity:	6.014%
Coupon (Interest Rate):	6.000%
Price to Public:	99.896%
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Optional Redemption Provision:
Prior to February 8, 2034 (three months prior to their maturity date) (the “2034 Par Call Date”), the Company may redeem the 2034 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2034 Notes to be redeemed matured on the 2034 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 25 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2034 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2034 Par Call Date, the Company may redeem the 2034 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2034 Notes being redeemed plus accrued and unpaid interest on the 2034 Notes to be redeemed to, but not including, the redemption date.

CUSIP/ISIN:	45115A AC8 / US45115AAC80
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*We expect that delivery of the Notes will be made to investors on or about May 8, 2024, which will be the sixth business day following the date of confirmation of orders with respect to the Notes (this settlement cycle being referred to as “T+6”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the date that is two business days preceding the settlement date will be required, by virtue of the fact that the Notes will initially settle in T+6, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes before their delivery should consult their own advisor.

**Note: A securities rating is not a recommendation to buy, sell or hold a security and may be subject to revision or withdrawal at any time.
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The Company has filed a registration statement (including the Preliminary Prospectus Supplement and a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the Preliminary Prospectus Supplement and prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: (800) 831-9146, E-mail: prospectus@citi.com; HSBC Securities (USA) Inc., Telephone: (866) 811-8049; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, Telephone Collect: (212) 834-4533; Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036, Attention: Investment Banking Division, Facsimile: (212) 507-8999; Santander US Capital Markets LLC, 437 Madison Avenue, New York, NY 10022, Attention: Debt Capital Markets, Facsimile: (212) 407-0930, E-mail: DCMAmericas@santander.us.

ANY DISCLAIMER OR OTHER NOTICE THAT MAY APPEAR BELOW IS NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMER OR NOTICE WAS AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT BY BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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